Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

SUPERVALU INC.:

We consent to the incorporation by reference in the Registration Statements No. 33-16934, No. 33-50071, No. 333-10151, No. 333-24813, No. 333-61365, No. 333-89157, No. 333-32354, No. 333-32356, No. 333-44570, No. 333-100912, No. 333-100913, No. 333-100915, No. 333-100919, No. 333-131759, No. 333-134671 and No. 333-143859 on Form S-8; No. 33-56415, No. 333-94965 and No. 333-43538 on Form S-3 and No. 333-132397 on Form S-4 of SUPERVALU INC. of our reports dated April 23, 2008, with respect to the consolidated balance sheets of SUPERVALU INC. as of February 23, 2008 and February 24, 2007, and the related consolidated statements of earnings, stockholders’ equity, and cash flows for each of the fiscal years in the three-year period ended February 23, 2008, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of February 23, 2008, which reports appear in the February 23, 2008 annual report on Form 10-K of SUPERVALU INC.

/s/ KPMG LLP

Minneapolis, Minnesota

April 23, 2008